UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Form 8-K filed on February 14, 2008. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise.

Item 1.01. Entry into Material Definitive Agreements.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective June 1, 2007, Superfly Advertising, Inc., an Indiana corporation and an indirect subsidiary of the Company (“Superfly”), entered into a Joint Venture Agreement (as amended, the “Joint Venture Agreement”) with Mr. Clark Scott III, whereby Superfly and Mr. Scott agreed that Superfly would use Mr. Scott’s local city guide websites to conduct its business in exchange for a portion of the profits. Mr. Scott terminated the Joint Venture Agreement in accordance with the provisions thereof. The revenues from this Joint Venture Agreement constituted a significant portion of the Company’s revenues prior to the acquisition of Ad Authority, as described in Item 2.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

THE TRANSACTIONS

Acquisition Transaction

Stock Purchase of Ad Authority, Inc.

As previously reported, our wholly-owned subsidiary, All Ad Acquisition, Inc., a Delaware corporation (“AAA”), is a party to that certain Stock Purchase Agreement, dated November 14, 2007, among AAA, Iakona, Inc., a California corporation (“Iakona”), Mr. Jason Kulpa, and solely for purposes of Section 9.3 of such agreement, Duncan Capital Partners LLC, a Delaware limited liability company (such agreement, as amended, the “Ad Authority Stock Purchase Agreement”), providing for the purchase and sale of all of the issued and outstanding capital stock of Ad Authority, Inc., a Delaware corporation (“Ad Authority”), to AAA (the “Acquisition”). The Acquisition was consummated on April 15, 2008 (the “Acquisition Closing Date”). A copy of the Ad Authority Stock Purchase Agreement was filed with the Company’s Form 8-K filed on February 14, 2008, and is incorporated herein by reference. Copies of Amendments Nos. 1 and 2 to the Ad Authority Stock Purchase Agreement were filed with the Company’s Forms 8-K filed on February 14, 2008 and March 5, 2008, respectively.

On the Acquisition Closing Date, the Ad Authority Stock Purchase Agreement was further amended by Amendment No. 3 (“Amendment No. 3”), which, among other things, amends the form of payment of the purchase price to provide that AAA must provide the following to Iakona on the Acquisition Closing Date: (i) the sum of $3.5 million in cash, (ii) a secured promissory note in the principal amount of $4.5 million (the “Iakona Secured Promissory Note”), as further described below, and (iii) 6,400,000 shares of Company common stock, par value $.001 per share, representing approximately twenty percent of the outstanding shares of the Company. A copy of Amendment No. 3 is filed as Exhibit 2.1 attached hereto.

The Iakona Secured Promissory Note issued on the Acquisition Closing Date by AAA and the Company bears interest at a rate of 12% per annum, compounded annually. Interest is payable on the first business day of each calendar month, commencing May 1, 2008. On April 30, 2008, $1,500,000 of the principal amount is due and payable. The balance of the principal plus accrued but unpaid interest is due and payable on December 31, 2008. In the event that (i) AAA or the Company issues any debt or equity securities of any kind (an “Issuance”) after the date of the Iakona Secured Promissory Note or (ii) the EBITDA (as defined below) of AAA or the Company (on a consolidated basis with each of their respective subsidiaries) during any calendar quarter ending after the date hereof exceeds $1,000,000 (such excess, the “Excess EBITDA”), then, in either case, AAA and/or the Company shall cause the principal amount of the Iakona Secured Promissory Note to be prepaid promptly, but in any event not later than three (3) business days after the closing of any such Issuance or the date that the financial statements of AAA or the Company for any such calendar quarter become available, as applicable, in the amount of (x) 50% of the gross proceeds to AAA or the Company, as the case may be, from such Issuance, less reasonable attorneys’ fees and costs incurred in connection with the Issuance (provided, that in the event that the net proceeds of any such Issuance are less than $5,000,000, then 50% in this clause (x) shall be changed to 75% with respect to such Issuance only) or (y) 100% of all such Excess EBITDA. In connection with the Iakona Secured Promissory Note, the Company entered into a Security Agreement (the “Iakona Security Agreement”), pursuant to which the Company and AAA jointly and severally agreed to secure payment to Iakona of any amounts due and payable under the Iakona Secured Promissory Note with all of the assets of the Company and AAA, as described in Schedule A attached thereto. Copies of the Iakona Secured Promissory Note and the Iakona Security Agreement are filed herewith as Exhibits 10.1 and 10.2.

Corporate Structure

As a result of the consummation of the Acquisition, our current corporate structure is as follows:

Private Placement

To satisfy the cash needs of the Company relating to the Acquisition and to provide working capital to the Company to fund its operations, the Company raised approximately $4,400,000 million through a private placement of its 10% Junior Convertible Unsecured Promissory Notes (the “Convertible Notes”) and through a private placement of Company common stock (collectively, the “Private Placement” and, together with the acquisition of Ad Authority, the “Transactions”). The Private Placement is exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, as it was not an offering to the public and included only accredited investors. The Convertible Notes were issued pursuant to the Note Purchase Agreements (the “Note Purchase Agreements”) between the Company and each such participant. The Convertible Notes, which mature on April 15, 2009 or earlier as set forth below, may be converted by the holders thereof at any time until the maturity date, and will be automatically converted into Company common stock upon the earlier to occur of (i) a public offering of Company common stock that nets at least $7,500,000 in proceeds to the Company, after any underwriting discounts, or (ii) a private placement of Company common stock that nets at least $5,000,000 in proceeds to the Company, together with the proceeds from the Convertible Notes. The conversion price of the Notes is $0.75 per share and will be subject to customary adjustments to avoid dilution and to account for future recapitalizations. The Convertible Notes will accrue interest at 10% per annum, payable at the earlier of maturity of the Convertible Notes or upon conversion of the Convertible Notes. Interest on the Convertible Notes will be payable at the option of the Company either in cash or in Company common stock valued at 90% of the weighted average trading price for the 10 days preceding the interest payment date. Copies of the form of Note Purchase Agreement and Convertible Note are filed herewith as Exhibits 10.3 and 10.4, respectively. As of the date hereof, the Convertible Notes total approximately $2,400,000 million in aggregate principal amount and are convertible into approximately 3,200,000 shares of Company common stock.

In connection with the placement of its common stock in the Private Placement, the Company entered into a Securities Purchase Agreement with each investor. The Securities Purchase Agreements contain customary representations and warranties of the Company. A form of Securities Purchase Agreement is attached hereto as Exhibit 10.5.

In connection with the placement of its common stock in the Private Placement, the Company entered into a Placement Agent Agreement, dated April 11, 2008, with Joseph Gunnar & Co., LLC, whereby Joseph Gunnar & Co., LLC agreed to act as the Company’s Placement Agent (the “Placement Agent”) in connection with the private placement of the Company’s common stock in exchange for a Placement Agent commission payable in cash in an amount equal to ten percent of the gross proceeds of the shares of common stock sold in such Private Placement. Further, the Company agrees to issue and sell to the Placement Agent or its designee(s), for nominal consideration, five-year warrants to purchase the number of shares of Company common stock equal to ten percent of the total number of issuable shares of the Company’s common stock sold in such Private Placement offering (the “Placement Agent Warrants”) at a purchase price equal to 100% of the price at which shares of common stock are sold to purchasers in connection with such offering. The Placement Agent Warrants may not be exercised prior to 120 days following each closing of the Private Placement offering. The Placement Agent is granted certain registration rights with respect to the Placement Agent Warrants, as more fully set forth in the First Amended and Restated Registration Rights Agreement. A copy of the Private Placement Agreement is filed herewith as Exhibit 10.6.

Amended and Restated Registration Rights Agreement

On February 14, 2008, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the original holders of Company common stock and certain of the persons who received Company common stock in the mergers of RightSide and Duncan (the “Merger Transactions”). In connection with the Transactions, the Company has amended and restated the Registration Rights Agreement (the “First Amended and Restated Registration Rights Agreement”). Upon the date of closing of the Transactions, Iakona, Inc. and the investors in the Private Placement became parties to the First Amended and Restated Registration Rights Agreement. Under the terms of the First Amended and Restated Registration Rights Agreement, we granted Iakona, Inc. and the investors in the Private Placement one demand registration right. If we have not registered their shares for resale within one year, the other stockholders, including the original holders of Company common stock immediately prior to February 14, 2008 and those persons who received Company common stock in the Merger Transactions and the acquisition of AAA, will also have one demand registration right. In addition, we granted piggyback registration rights to certain holders of the Company common stock, as set forth in the First Amended and Restated Registration Rights Agreement. A copy of the Registration Rights Agreement was filed as Exhibit 4.1 to the Company’s report on Form 8-K dated February 14, 2008. A copy of the First Amended and Restated Registration Rights Agreement is filed as Exhibit 4.1 attached hereto.

Directors and Executive Officers

Effective on the Acquisition Closing Date, Messrs. Jason J. Kulpa and William Huff became directors of the Company and the Board of Directors of the Company appointed (i) Jason J. Kulpa as its Chief Executive Officer, thereby replacing Richard J. Berman, and (ii) William Huff as its Chief Financial Officer. Mr. Berman will remain as the Chairman of the Company’s Board of Directors.

Business Experience

The following is a summary of the education and business experience during at least the past five years of each of the two directors and executive officers of the Company appointed on the Acquisition Closing Date:

Jason J. Kulpa is the Chief Executive Officer of the Company and a member of our Board of Directors. Mr. Kulpa is the Founder and Chairman of AdAuthority.com and has managed its growth and direction from inception on November 25, 2003. Prior to such date, Mr. Kulpa began his career in the computer commodities sector and was responsible for numerous strategic partnerships in the wholesale and retail markets. Mr. Kulpa’s marketing and telecommunication experience lead to the creation of one of the first mega lead companies in 2001. Mr. Kulpa then created AdAuthority.com and generated over 1.5 million interest driven internet leads, producing over $14,000,000 of lead generation revenue. Mr. Kulpa graduated from Arizona State University with a degree in Interdisciplinary Studies.

William A. Huff is the Chief Financial Officer of the Company and a member of our Board of Directors. Mr. Huff is a Certified Public Accountant. Mr. Huff began his career with Arthur Andersen & Co. in 1977. From 1980 to 1999, Mr. Huff developed start up companies in the mortgage, finance, equipment leasing, and collection agency and real estate development businesses. From 1987 to 1990, Mr. Huff also served as Chief Financial Officer for First Interstate Financial Services, Travelers Acceptance Corporation and Family Fitness Centers, all high growth environments. While at First Interstate, Mr. Huff was responsible for the successful registration and funding of $250 million in securitized assets and developed systems and procedures that resulted in growth from 30 branches ($120 million in receivables) to 70 branches ($500 million in receivables) in 3 years. From 1990 to the present, Mr. Huff has owned and managed a tax practice, preparing tax returns for over 80 corporations and other types of entities, as well as over 250 individuals. Mr. Huff has also served as the part-time chief financial officer for two companies, including Ad Authority since 2004. Mr. Huff earned a Bachelor of Science in Business Administration from the University of Arizona, with a major in Accounting.

Agreements With Officers and Directors

AAA entered into an employment agreement, dated November 14, 2007, with Mr. Jason J. Kulpa. Under the employment agreement with Mr. Kulpa (the “Kulpa Employment Agreement”), AAA agreed to employ Mr. Kulpa for an initial term of two (2) years as its Chief Executive Officer in exchange for an annual base salary of $240,000 and an annual performance bonus of ten percent (10%) of the earnings before interest, taxes, depreciation and amortization of AAA and all its consolidated businesses. The agreement also required the Company to adopt an equity incentive plan reasonably approved by Mr. Kulpa within 90 days after the Closing and award Mr. Kulpa equity compensation on a basis no less favorable than that received by similarly situated officers, directors an employees of the Company. The agreement contained a change of control provision, providing that if Mr. Kulpa did not become the Chief Executive Officer of an acquiring company, then he could terminate his employment with AAA for “Good Reason”, as defined therein. The agreement also contains a provision whereby Mr. Kulpa is entitled to receive a significant severance payment if his employment with the Company is terminated. The Kulpa Employment Agreement was assigned by AAA to the Company effective as of April 15, 2008. A copy of the Kulpa Employment Agreement is filed herewith as Exhibit 10.7.

On November 14, 2007, AAA also entered into a Non-Competition/Non-Solicitation Agreement with Mr. Kulpa (the “Kulpa Non-Competition/Non-Solicitation Agreement”), whereby Mr. Kulpa agrees to abide by certain restrictive covenants for a period of 3 years from the Acquisition Closing Date, which restrictive period is subject to being shortened under certain circumstances, including, without limitation, termination of Mr. Kulpa’s employment with the Company without Cause. The Kulpa Non-Competition/Non-Solicitation Agreement was assigned by AAA to the Company effective as of April 15, 2008. A copy of the Kulpa Non-Competition/Non-Solicitation Agreement is filed herewith as Exhibit 10.8.

Pursuant to an employment agreement with Mr. William Huff (the “Huff Employment Agreement”), the Company agrees to employ Mr. Huff for a fixed term of one year, and at-will thereafter, as its Chief Financial Officer in exchange for an annual base salary of $160,000. Mr. Huff agrees to abide by certain restrictive covenants during the term of his employment and for a period of six months thereafter. A copy of the Huff Employment Agreement is filed herewith as Exhibit 10.9.

Employees

In connection with the Acquisition, Ad Authority entered into Employment, Confidentiality, Non-Competition, Non-Solicitation and Inventions Agreements (each, an “Ad Authority Employment Agreement”) and Redemption Agreements (each, a “Redemption Agreement”) with certain individuals who were employees of Ad Authority immediately prior to the Acquisition Closing Date. The form of the Ad Authority Employment Agreement contains provisions providing that Ad Authority will employ such employee during a specified term in exchange for an annual base salary and eligibility to participate in an equity compensation plan, if such plan is adopted by the Board of Directors of the Company. Further, the Ad Authority Employment Agreements and/or Redemption Agreements provide that the employee agrees to surrender his or her stock options and stock appreciation rights in Ad Authority capital stock and to abide by certain restrictive covenants during the term of his or her employment and for a period of six months thereafter. In exchange for the covenants made by the employee, the Ad Authority Employment Agreements and/or Redemption Agreements provide that such employee is entitled to (i) a specified cash payment and (ii) an unsecured promissory note from the Company (the “Ad Authority Employee Note”) for a specified amount. Each Ad Authority Employee Note is payable within one year from the Acquisition Closing Date, or such earlier date as provided by certain provisions thereunder, and bears interest at a rate of 6% per annum. The Ad Authority Employee Note contains subordination provisions and a right of set-off. The Ad Authority Employee Notes total $350,000 in the aggregate principal amount. The cash payments totaled $350,000 in the aggregate.

In addition, certain employees of Ad Authority were issued stock in the Company in connection with the Acquisition for a total of 1,540,000 shares of Company common stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated into this item by reference.

(a) Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits

Exhibit No.	Description

2.1	Amendment No. 3, dated April 15, 2008, to the Ad Authority Stock Purchase Agreement by and between All Ad Acquisition, Inc., Iakona, Inc. and Mr. Jason J. Kulpa.
4.1	First Amended and Restated Registration Rights Agreement, dated April 15, 2008, by and among the Company and certain other parties thereto.
10.1	Iakona Secured Promissory Note, dated April 15, 2008, by and between the Company, All Ad Acquisition, Inc. and Iakona, Inc.
10.2	Iakona Security Agreement, dated April 15, 2008, by and between the Company, All Ad Acquisition, Inc. and Iakona, Inc.
10.3	Form of Note Purchase Agreement between the Company and certain other parties thereto.
10.4	Form of 10% Junior Convertible Unsecured Promissory Notes between the Company and certain other parties thereto.
10.5	Form of Securities Purchase Agreement between the Company and certain other parties thereto.
10.6	Private Placement Agreement, dated April 11, 2008, by and between the Company and Joseph Gunnar & Co., LLC.
10.7	Employment Agreement, dated November 14, 2007, by and between All Ad Acquisition, Inc. and Mr. Jason J. Kulpa.
10.8	Non-Competition/Non-Solicitation Agreement, dated November 14, 2007, by and between All Ad Acquisition, Inc. and Mr. Jason J. Kulpa.
10.9	Employment Agreement, dated April 15, 2008, by and between the Company and Mr. William Huff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Date: April 15, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 3, dated April 15, 2008, to the Ad Authority Stock Purchase Agreement by and between All Ad Acquisition, Inc., Iakona, Inc. and Mr. Jason J. Kulpa.
4.1	First Amended and Restated Registration Rights Agreement, dated April 15, 2008, by and among the Company and certain other parties thereto.
10.1	Iakona Secured Promissory Note, dated April 15, 2008, by and between the Company, All Ad Acquisition, Inc. and Iakona, Inc.
10.2	Iakona Security Agreement, dated April 15, 2008, by and between the Company, All Ad Acquisition, Inc. and Iakona, Inc.
10.3	Form of Note Purchase Agreement between the Company and certain other parties thereto.
10.4	Form of 10% Junior Convertible Unsecured Promissory Notes between the Company and certain other parties thereto.
10.5	Form of Securities Purchase Agreement between the Company and certain other parties thereto.
10.6	Private Placement Agreement, dated April 11, 2008, by and between the Company and Joseph Gunnar & Co., LLC.
10.7	Employment Agreement, dated November 14, 2007, by and between All Ad Acquisition, Inc. and Mr. Jason J. Kulpa.
10.8	Non-Competition/Non-Solicitation Agreement, dated November 14, 2007, by and between All Ad Acquisition, Inc. and Mr. Jason J. Kulpa.
10.9	Employment Agreement, dated April 15, 2008, by and between the Company and Mr. William Huff.